VOTING AGREEMENT

        THIS VOTING AGREEMENT (“Agreement”) is made and entered into in duplicate this 3rd day of May, 2002, by and between Albert Allen Golusin, an individual residing at 10641 N. 44th St, Phoenix, AZ 85028 (“Golusin”), John James Shebanow, an individual residing at 4945 Kingston Way, San Jose, CA 95130 (“Shebanow”) and Project 1000, Inc., a Nevada corporation, its affiliates, assigns, parent and or subsidiary corporations, with a place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 (“P1”) (collectively referred to herein as the “Party” and or “Parties”).

BACKGROUND

        A.    Golusin, Shebanow and P1 are currently shareholders of Fan Energy, Inc., a Nevada corporation (“FNEY”) that is listed on the Over The Counter Bulletin Board (“OTCBB”) under the symbol FNEY.

        B.    Golusin, Shebanow and P1, individually and collectively, desire to vote their respective shares in concert on certain issues that may require their respective votes during the term hereof.

        C.    As a result, Golusin, Shebanow and P1 have determined that it is in the best interests of each Party that they (i) Vote in concert on certain issues as defined herein, (ii) Vote in concert with P1, and (iii) Vote as directed by P1 during the Term as defined herein (collectively, the “Voting Parameters”).

        D.    It is the desire of the Parties to enter into this Agreement and to be legally bound thereto.

        NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

        1.    Term of Agreement. This Agreement shall be in full force and effect commencing May 3, 2002 and concluding at the close of business on the effective date of a contemplated acquisition and or merger agreement between FNEY and SunnComm, Inc., a Nevada corporation that currently trades on the OTC Pink Sheets under the symbol SUNX (the “Term”).

        2.    Voting Parameters. During the Term, Golusin, Shebanow and P1 hereby agree, ratify and affirm that they will vote their respective shares of FNEY in concert with P1 and at the direction of P1 pursuant to NRS 78.365 (3) (a) (b) and (c) of the Nevada Revised Statutes which states as follows:

                 “An agreement between two or more stockholders, if in writing and signed by them, may provide that in exercising any voting rights the stock held by them must be voted: (a) Pursuant to the provisions of the agreement; (b) As they may subsequently agree; or (c) In accordance with a procedure agreed upon.”

        3.    Shares to be Voted. Golusin, Shebanow and P1 hereby attest and affirm that the following list of shares accurately represents the total shares held and beneficially owned by each Party and that in accordance herewith they have agreed to vote these shares in concert with P1 during the Term:

                 Shareholder                                                        Number of Shares

                 Albert Allen Golusin                                               326,667

                 John James Shebanow                                             326,667

                 Project 1000, Inc.                                                 2,547,771

                 Total Shares                                                         3,201,105

        4.    Additional Shares, Sell or Transfer. In the event any Party receives additional shares of FNEY during the Term, including, but not limited to, preferred stock and any voting and or conversion rights attached thereto, the Parties agree that those shares shall also be voted in concert with P1 as provided for herein. In the event any Party desires to sell or otherwise transfer shares of FNEY during the Term, the Parties agree that any such sale or transfer shall be subject to the written approval of P1, which shall be obtained prior to any such sale or transfer.

        5.    Consideration. The Parties hereby represent and warrant that they individually and collectively have received adequate consideration in connection herewith, including, but not limited to, the determination that entering into this Agreement is in the best interests of each Party and FNEY, and further, as a result of this Agreement being executed, FNEY has and shall continue to receive financial assistance from P1.

        6.    Termination. This Agreement shall terminate upon either the expiration of the Term, upon written notification to each Party from SunnComm, Inc. that it has abandoned its contemplated acquisition and or merger agreement with FNEY, and or upon written request from SunnComm, Inc. that this Agreement be terminated due to the further issuance of FNEY shares to SunnComm, Inc. and or its affiliates subsequent to the effective date hereof.

        7.    Change of Control. In the event FNEY or P1 experiences a “change in control” transaction, including, but not limited to, a merger, acquisition or sale of a controlling interest in FNEY and or P1, the terms and conditions of this Agreement shall remain in effect and in full force, and such action by FNEY and or P1 shall not in any way diminish, affect or compromise the Parties agreement to adhere to the Voting Parameters as described in this Agreement.

        8.    Hold Harmless. Each party shall save the other party harmless from and against and shall indemnify the other for any and all liabilities, losses, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of a Party. Further, each Party mutually agrees to indemnify and hold harmless each party and each of its affiliates, counsel, stockholders, directors, officers, employees and controlling persons, within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, for any violations of state or federal securities laws by either party or any of its officers, other employees, agents, affiliates, counsel, stockholders, directors, and controlling persons.

        9.    Confidentiality. The Parties agree to keep this Agreement confidential, except as required by law or as contemplated by the terms of this Agreement. Notwithstanding anything to the contrary herein, the Parties may this Agreement to their respective agents and advisors whenever the Parties determines that such disclosure is necessary or advisable.

        10.    Recovery of Litigation Costs. If any legal or equitable action or other proceeding is commenced for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation regarding any of the provisions of this Agreement, the successful or prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys’ fees and all costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

        11.    Governmental Rules and Regulations. The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship contemplated by the provisions of this Agreement.

        12.    Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to Golusin: Albert Allen Golusin
                                                                                                                       10641 N. 44th St
                                                                                                                       Phoenix, AZ 85028

                                      If to Shebanow:                                                        John James Shebanow
                                                                                                                       4945 Kingston Way
                                                                                                                       San Jose, CA 95130

                                      If to P1:                                                                    Project 1000, Inc.
                                                                                                                       668 North 44th Street, Suite 248
Phoenix, Arizona 85008

or at such other address as the party affected my designate in a written notice to such other party in compliance with this paragraph.

        13.    Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties regarding the subject matter of this Agreement and specifies all the covenants and agreements between the parties with respect to that subject matter, and each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not specified in this Agreement; and any other agreement, statement or promise concerning the subject matter specified in this Agreement shall be of no force or effect in a subsequent modification in writing signed by the party to be charged.

        14.    Severability. In the event any part of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as of this Agreement had been executed with the invalid portion of this Agreement eliminated. It is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion which, for any reason, hereafter my be determined invalid.

        15.    Captions and Interpretation. Captions of the paragraphs of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if that language was prepared by all parties and not strictly for or against any party.

        16.    Further Assurances. Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party’s responsibilities and obligations created by the provisions of this Agreement and to further effectuate, perform and carry out the intents and purposes of this Agreement and the relationship contemplated by the provision of this Agreement.

        17.    Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word “person” shall include corporation, firm, trust, association, governmental authority, municipality, association, sole proprietorship, joint venture, association, organization, estate, joint stock company, partnership, or other form of entity.

        18.    Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. This Agreement shall become effective when P1 receives a copy or copies of this Agreement executed by the parties in the names as those names appear at the end of this Agreement. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement, which is not otherwise separable or divisible. P1 shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within ten (10) days after the receipt by P1 of the last signed copy, and shall cause one such conformed copy to be filed in the principal office of P1.

        19.    Successors and Assigns. This Agreement and each of the provisions of this Agreement shall obligate and inure to the benefit the heirs, executors, administrators, successors and assigns of each of the parties; provided, however, nothing specified in this paragraph shall be a consent to the assignment or delegation by any party of such party’s respective rights and obligations created by the provisions of this Agreement.

        20.    Reservation of Rights. The failure of any party at any time hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such failing party to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement. Any waiver of any default not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of either party or such party’s agents, officers or employees, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to each non-waiving party specifying such waiver. Each party reserves such party’s rights to insist upon strict compliance with the terms, conditions, warranties, obligations, representations, covenants and provisions of this Agreement at all times.

        21.    Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which either party may have, either at law, in equity or pursuant to the provisions of this Agreement.

        22.    Choice of Law and Consent to Jurisdiction. This Agreement shall be deemed to have been entered into in the State of Nevada, and all questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Nevada. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the State of Nevada, and each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of Nevada and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

        23.    Assignability. Neither party shall sell, assign, transfer, covey or encumber this Agreement or any right or interest in this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee’s legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

        24.    Continuing Provisions. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and the Parties obligations to have adhered to the Voting Parameters as defined herein and in the indemnification provisions hereof will survive any such expiration or termination of this Agreement.

        25.    Force Majeure.

        a.    If any party is rendered unable, completely or partially, by the occurrence of any event of “force majeure” (as defined below) to perform such party’s obligations created by the provisions of this Agreement, other that the obligation to make payments of money, such party shall give to the other party prompt written notice of the event of “force majeure” with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of “force majeure”, shall be suspended during, but no longer than, the continuance of the event of “force majeure” The party affected by such event of “force majeure” shall use all reasonable diligence to resolve, eliminate and terminate the event of “force majeure” as quickly as practicable.

        b.    The requirement that an event of “force majeure” shall be remedied with all reasonable dispatch as herein above specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party’s wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned.

        c.    The term “force majeure” as used herein shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightening, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of the party claiming such suspension.

        26.    Consent to Agreement. By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

        Executed at Phoenix, Arizona, effective as of the date specified in the preamble of this Agreement.

ALBERT ALLEN GOLUSIN                                                                                                           PROJECT 1000, INC.,
An Individual                                                                                                                                     a Nevada corporation

By: /s/                                                                                                                                                 By: /s/
         Albert Allen Golusin                                                                                                                         William H. Whitmore, President

JOHN JAMES SHEBANOW
An Individual

By: /s/
         John James Shebanow